SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
                       the Securities Exchange Act of 1934

                           Check the appropriate box:
                      |_| Preliminary Information Statement
     |_| Confidential, for Use of the Commission Only (as permitted by Rule
                                  14c-5(d)(2))
                      |X| Definitive Information Statement

                           SOYODO GROUP HOLDINGS, INC.


                (Name of Registrant as Specified In Its Charter)
               Payment of Filing Fee (Check the appropriate box):

                              |X| No fee required.
    |_| Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

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(4) Date Filed:


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                           SOYODO GROUP HOLDINGS, INC.

                             1398 MONTEREY PASS ROAD
                             MONTEREY PARK, CA 91754

                              INFORMATION STATEMENT

                                  JUNE 20, 2006

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement, as amended, (the "Information Statement") is being delivered by Soyodo Group Holdings, Inc. (the "Company"), and relates to

      (i)the election of persons to the Board of Directors, and (ii) a restatement of the Company's Certificate of Incorporation to, among other things, reflect prior amendments.

This Information Statement is being furnished to the Company's stockholders solely to provide you with certain information concerning the actions approved by the Board of Directors and the consenting stockholder in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations promulgated thereunder, including particularly Regulation 14C.

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.





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                          ACTIONS BY BOARD OF DIRECTORS
                                       AND
                             CONSENTING STOCKHOLDERS

GENERAL

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Company's common stock.

The Company will only deliver one Information Statement to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders. The Company will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written or oral request to the Company at the address listed above.

INFORMATION ON CONSENTING STOCKHOLDER

None.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED ON

None.

PROPOSALS BY SECURITY HOLDERS

None.

DISSENTERS' RIGHT OF APPRAISAL

There are no appraisal rights regarding any matter to be acted upon.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of June 1, 2006 as to each person who is known to the Company to be the beneficial owner of more than 5% of the Company's outstanding common stock and as to the security and percentage ownership of each executive officer and director of the Company and all officers and directors of the Company as a group. Except where specifically noted, each person listed in the table has sole voting and investment power with respect to the shares listed.

                                             SHARES              PERCENTAGE
NAME                                   BENEFICIALLY OWNED     BENEFICIALLY OWNED
----                                   ------------------     ------------------
Ru-Hua Song, Chairman/President            6,400,000                89.38%
Wu Hai, Secretary                             40,000                 0.56%
Li Ke-Guang, Vice President                  100,000                 1.39%
Zhang Hao, vice President                     20,000                 0.28%


NOTICE TO STOCKHOLDERS OF ACTIONS APPROVED BY CONSENTING STOCKHOLDERS

The following actions were taken based upon the unanimous recommendation of the Company's Board of Directors and the written consent of the consenting stockholder:

                                    ACTION 1

                              ELECTION OF DIRECTORS

On June 1, 2006, pursuant to a written consent in lieu of a meeting of the Company's stockholders, the following persons were duly elected to the Board of Directors, in replacement of the entire prior Board:


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RU-HUA SONG (age 44) -has been elected to continue to serve as a director and the Chairman of the Board of Directors, and also to serve as the President and Principal Executive Officer, of the Company. Mr. Song is also the President of three privately-held companies: Sooyoo Inc., located in Los Angeles, Soyodo LLC, located in San Francisco, and Coll, Inc., located in New York City. From 1992 until 2004, Mr. Song was the co-founder and Chairman of TOP Group, a Chinese conglomerate engaged in high-tech software, hardware, education and related businesses. After graduating from the University of Electronic Science and Technology of China in 1983, Mr. Song accepted a position teaching physics there, and published more than one hundred papers. Mr. Song has received many honors, including being named one of the "Ten Men of the Moment" in China's IT industry and one of the "Most Prominent Young People in China's Software Industry" in 2000, and one of China's 100 Richest Business People by Forbes in 2000, 2001, and 2002.

PEI-KUN SONG (age 50) -will serve as an independent member of the Board of Directors. Since June 2004, Mr. Song has been Vice President of Shanghai Hua-Hu Information Technology Inc. in Shanghai, China. From 1998 to 2004, he worked in various managerial capacities for TOP Group. Mr. Song received his Professional Certificate in Modern Enterprises Management from Zhejiang Correspondence Academy in 1996.

GENG-PO YI (age 37) -will serve as an independent member of the Board of Directors. Since June 2004, Mr. Yi has been the President of Shanghai Hua-Hu Information Technology Inc. in Shanghai, China. From 1995 to 2004, he worked also in various managerial capacities for TOP Group. Mr. Yi received a Bachelor of Engineering from Guiling Electronics Institute in 1989.

YE FANG (age 47) - has been elected to continue to serve as an independent member of the Board of Directors. Since 2004, Mr. Fang has been the President of General Chinese Co., Ltd. in Hong Kong. From 2000 to 2004, he had been Vice President of Healthcare Industrial Corp. in Chengdu, China. From 1983 to 2000, he was Deputy Director of Nanjing Fiberglass Research & Design Institute in Nanjing, China. Mr. Fang received his Bachelor of Science in 1983 from Jilin University in China.

HAO ZHANG (age 30) -has been elected to serve as a director and to continue to serve as a Vice President for Soyodo Group Holdings, Inc. He received his associate degree in Foreign Trade English from Suzhou Vocational College in China in 1996. After that, Zhang has been working in various business capacities for companies both in China and the United States.

RU-HUA SONG and HAO ZHANG draw salaries in their capacities as officers ($15,700 and $ 14,795 respectively in 2005). But none of the independent directors presently receives any compensation for his respective services rendered to the Company, nor has he received such compensation in the past. Each of them has agreed to act without compensation until authorized by the Board of Directors. As of the date of filing this report, none of them is accruing any compensation pursuant to any agreement with the Company.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of any of the above directors.

                                    ACTION 2

                 RESTATEMENT OF THE CERTIFICATE OF INCORPORATION

On June 1, 2006, the Board issued a Resolution adopting and approving a Restated Certificate of Incorporation of the Company, which is set forth as an Exhibit hereto, to incorporate, in one document, all prior amendments, and to set the total shares authorized to issue at 12,000,000. Please refer to Exhibit-10.1.

On June 1, 2006, the consenting stockholder issued a written consent in lieu of a meeting of the Company's stockholders whereby the Amended and Restated Certificate of Incorporation was approved.

The Amended and Restated Certificate of Incorporation will become effective upon its filing with the Delaware Secretary of State. Under Federal securities laws, the Company may not file the Restated Certificate of Incorporation until at least 20 days after the mailing of this Information Statement.

                       BY ORDER OF THE BOARD OF DIRECTORS:


                                            By: /s/ Ru-hua Song
                                                -----------------
                                                Name: Ru-hua Song
                                                Its: Chairman
June 20, 2006

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